EXHIBIT 21

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                    SUBSIDIARIES OF WKI HOLDING COMPANY, INC.


Name of Subsidiary                      Jurisdiction of Incorporation/Organization
CCPC FSC, Inc.                               Barbados
EKCO Group, LLC                              Delaware
EKCO Housewares, Inc.                        Delaware
EKCO Manufacturing of Ohio, Inc.             Delaware
Mundial do Brasil Ltda.                      Brazil
WKI Latin America Holding, LLC               Delaware
WKM, S. de. R.L. de. C.V.                    Mexico
World Kitchen (Asia Pacific) Pte. Ltd.       Singapore
World Kitchen (Asia Pacific) SDN BDH         Singapore
World Kitchen ATG (M) SDN BDH                Malaysian
World Kitchen (Australia) Pty. Ltd.          Australia
World Kitchen Canada, Inc.                   Canada
World Kitchen Canada (EHI), Inc.             Canada
World Kitchen (GHC), LLC                     Delaware
World Kitchen, Inc.                          Delaware
World Kitchen (Korea) Co. Ltd.               Republic of Korea
World Kitchen Mexico S. de R.L. de CV        Mexico
World Kitchen (UK) Limited                   United Kingdom
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